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                                                                    EXHIBIT 23.2



Upon the completion of the restatement of capital accounts described in Note 12 and Note 18 to the finacial statements, we will provide the following consent.


/s/ STONE CARLIE & COMPANY, L.L.C.
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STONE CARLIE & COMPANY, L.L.C.

St. Louis, Missouri
April 12, 2002



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 27, 2000, relating to the financial statements of Bakers Footwear Group, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial Information" and "Selected Historical Financial Information" in such Registration Statement.



St. Louis, Missouri
April 12, 2002